                                 Exhibit 99.1

SKILLED HEALTHCARE GROUP REPORTS FIRST QUARTER 2012 EPS OF $0.17

FOOTHILL RANCH, Calif. - May 2, 2012 - Skilled Healthcare Group, Inc. (NYSE: SKH) today announced its consolidated financial operating results for the three-month period ended March 31, 2012.

"We are pleased to report our first quarter of 2012 operating results. Our cost mitigation efforts in response to the October 1, 2011 Medicare rate cut and changes to therapy reimbursement continue to meet our expectations,” said Boyd Hendrickson, Chairman and Chief Executive Officer of Skilled Healthcare Group, Inc. “Our Cornerstone hospice acquisition, which closed in the fourth quarter of 2011, has complemented our Signature hospice and home health operations very well. Signature represented 11.9 percent of our revenue in the first quarter of 2012, up from 8.1 percent a year ago. Hospice and home health care represent important service elements within the continuum of care for seniors and we are proud of the excellent care provided by our companies in this area as well the care provided at our long-term care facilities."

First Quarter 2012 Results
Revenue for the quarter ended March 31, 2012 was $219.4 million, a decrease of 1.4 percent when compared to $222.6 million in the first quarter of 2011. Skilled Mix1 decreased 160 basis points to 22.9 percent in the first quarter of 2012 from 24.5 percent in the first quarter of 2011. Quality mix2 in the first quarter of 2012 decreased 90 basis points to 70.3 percent, compared to 71.2 percent in the prior year period.

Adjusted EBITDA3 was $26.1 million, or 11.9 percent of revenue, for the quarter ended March 31, 2012, a decrease of 29.2 percent compared to $36.8 million, or 16.5 percent of revenue, in the same period a year ago. Adjusted EBITDAR4 was $30.6 million, or 14.0 percent of revenue, for the quarter ended March 31, 2012, a decrease of 26.0 percent compared to $41.4 million, or 18.6 percent of revenue, for the quarter ended March 31, 2011.

Net income for the quarter ended March 31, 2012, totaled $6.3 million, a decrease of 46.5 percent compared to net income of $11.8 million for the first quarter of 2011. Adjusted net income5 excludes certain items as described in the Adjusted Net Income Reconciliation table at the end of this press release. Due to the absence of any such items during the first quarter of 2012, adjusted net income for the quarter was also $6.3 million.

Net income per diluted share was $0.17 for the quarter ended March 31, 2012, a decrease of 46.9 percent compared to net income per diluted share of $0.32 for the same period in 2011. Adjusted net income per diluted share for the quarter ended March 31, 2011 was $0.34.

Long-Term Care Services Segment
Revenue for our long-term care services segment in the quarter ended March 31, 2012 was $167.1 million, a decrease of $15.2 million, or 8.4 percent, as compared to $182.3 million for the same period a year ago. Revenue for this segment represented 76.2 percent of total revenue in the first quarter of 2012, compared to 81.9 percent of total revenue in the first quarter of 2011.

Therapy Services Segment
Revenue for Hallmark Rehabilitation, our rehabilitation therapy services segment, was $26.1 million for the quarter ended March 31, 2012, an increase of $3.9 million compared to the same period a year ago. Third-party rehabilitation therapy accounted for 11.9 percent of total revenue in the first quarter of 2012, compared to 10.0 percent of total revenue in the first quarter of 2011.

Hospice and Home Health Care Services Segment
Revenue for Signature Hospice and Home Health Care, our hospice and home health care services segment, was $26.2 million in the first quarter of 2012, an increase of $8.1 million, or 45.1 percent, compared to $18.1 million in the first quarter of 2011. Average daily hospice census grew to 1,375 for the three-months ended March 31, 2012 from 992 for the three-months ended March 31, 2011, an increase of 38.6 percent. The increase in census was due in significant part to our October 2011 acquisition of the two Cornerstone hospice agencies.

2012 Guidance
Skilled Healthcare Group, Inc. reiterates its 2012 guidance announced on February 13, 2012, and expects full year 2012 consolidated revenue to be between $865.0 million and $880.0 million, EBITDA to be in the range of $112.2 million to $115.9 million, EBITDAR to be in the range of $131.5 million to $135.2 million and net income per common diluted share to be between $0.78 and $0.85. This guidance assumes the following:

•	Market basket increase of 2 percent in Medicare beginning October 1, 2012.

•	No Medicaid rate changes for Medicaid's fiscal 2013.

•	2012 capital expenditures of approximately $20 million.

•	Average interest rate on outstanding debt of approximately eight percent.

•	An effective tax rate of 39 percent.

•	Guidance does not include additional acquisitions, developments or divestitures.

•
Guidance does not include the write-off of deferred financing fees related to the April 2012 credit facility amendment and May 2012 redemption of our 11% Senior Subordinated Notes due 2014 (the "Notes"), nor the interest expense associated with the period from the date of the redemption notice (April 12, 2012) to the redemption date (May 12, 2012) for the Notes.

Conference Call
A conference call and webcast will be held tomorrow, Thursday, May 3, at 9:00 a.m. Pacific Time (12:00 noon Eastern Time) to discuss Skilled Healthcare Group's consolidated financial results for the first quarter of 2012 and its outlook for the full year 2012.

To participate in the call, interested parties may dial (877) 765-8543 and reference conference ID 70192496. Alternatively, interested parties may access the call in listen-only mode at www.skilledhealthcaregroup.com. A replay of the conference call will be available after 12:00 noon Pacific Time at www.skilledhealthcaregroup.com.

About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $866 million and approximately 14,300 employees as of March 31, 2012. Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the "Company," operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nebraska, Nevada, New Mexico and Texas, including 74 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 22 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Montana, New Mexico and Nevada. The Company leases 5 skilled nursing facilities in California to an unaffiliated third party operator. References made in this release to "Skilled Healthcare," "the Company," "we," "us" and "our" refer to Skilled Healthcare Group, Inc. and each of its wholly-owned companies. More information about Skilled Healthcare is available at www.skilledhealthcaregroup.com.

Footnotes

(1)
Skilled mix represents the number of Medicare and non-Medicaid managed care patient days at Skilled Healthcare Group's affiliated skilled nursing facilities divided by the total number of patient days at Skilled Healthcare Group's affiliated skilled nursing facilities for any given period.

(2)	Quality mix represents non-Medicaid revenue as a percentage of total revenue.

(3)
Adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, reflects the non-GAAP adjustments to net income that are reflected in the Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR in this press release. EBITDA is net income before depreciation, amortization and interest expense (net of interest income) and the provision for income taxes. EBITDAR is EBITDA excluding facility rent expense.

(4)	Adjusted EBITDAR is Adjusted EBITDA excluding facility rent expense as reflected in the Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR table in this press release.

(5)	Adjusted net income reflects the non-GAAP adjustments to income before provision for income taxes that are reflected in the Adjusted Net Income Reconciliation table in this press release.

Forward-Looking Statements
This release includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. They include statements about Skilled Healthcare's expectations for 2012 full year consolidated revenue, EBITDA, EBITDAR and net income per diluted common share. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein) and in our subsequent reports on Form 10-Q and Form 8-K.

Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Revenue:
Net patient service revenue	$218,659	$222,578
Lease facility revenue	754	—
	219,413	222,578

Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization show below)	183,131	175,461
Rent cost of revenue	4,556	4,570
General and administrative	6,100	6,893
Depreciation and amortization	6,275	6,145
	200,062	193,069

Other (expenses) income:
Interest expense	(9,565)	(9,946)
Interest income	145	175
Other expense	(29)	(324)
Equity in earnings of joint venture	471	554
Total other (expenses), net	(8,978)	(9,541)
Income before provision for income taxes	10,373	19,968
Provision for income taxes	4,036	8,124
Net income	$6,337	$11,844

Earnings per share, basic	$0.17	$0.32
Earnings per share, diluted	$0.17	$0.32

Weighted-average common shares outstanding, basic	37,285	37,079
Weighted-average common shares outstanding, diluted	37,407	37,326

Skilled Healthcare Group, Inc.
Condensed Consolidated Balance Sheet and Cash Flow Data
(In thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)	(Audited)
Balance Sheet Data:
ASSETS
Cash and cash equivalents	$9,881	$16,017
Other current assets	137,619	127,314
Property and equipment and leased facility assets, net	383,725	386,294
Goodwill	84,299	84,299
Other assets	80,958	81,076
Total assets	$696,482	$695,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities less current portion of long-term debt	$87,196	$93,964
Current portion of long-term debt	5,273	4,414
Other long-term liabilities	49,377	48,340
Long-term debt, less current portion	470,273	471,069
Stockholders’ equity	84,363	77,213
Total liabilities and stockholders’ equity	$696,482	$695,000

	Three Months Ended March 31,
	2012	2011
	(Unaudited)	(Unaudited)
Cash Flows from Continuing Operations
Net cash (used) provided by operating activities	$(1,022)	$12,560
Net cash used in investing activities	(3,475)	(2,517)
Net cash used in financing activities	(1,639)	(13,295)
Decrease in cash and cash equivalents	(6,136)	(3,252)
Cash and cash equivalents at beginning of period	16,017	4,192
Cash and cash equivalents at end of period	$9,881	$940

Skilled Healthcare Group, Inc.
Consolidated Key Performance Indicators
(Unaudited)

The following table summarizes our key performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended March 31,
	2012	2011
Occupancy statistics (skilled nursing facilities):

Available beds in service at end of period	8,813	9,179
Available patient days	801,526	824,753
Actual patient days	668,431	690,808
Occupancy percentage	83.4%	83.8%
Skilled mix	22.9%	24.5%
Average daily number of patients	7,345	7,676

Hospice average daily census	1,375	992
Home health episodic-based admissions	1,985	979
Home health episodic-based recertifications	333	148

EBITDA (in thousands)	$26,068	$35,884
Adjusted EBITDA (in thousands)	$26,068	$36,801
Adjusted EBITDA margin	11.9%	16.5%
Adjusted EBITDAR (in thousands)	$30,624	$41,371
Adjusted EBITDAR margin	14.0%	18.6%

Revenue per patient day (skilled nursing facilities prior to intercompany eliminations)
LTC only Medicare (Part A)	$508	$577
Medicare blended rate (Part A & B)	575	630
Managed care	382	391
Medicaid	158	153
Private and other	181	175
Weighted-average for all	$240	$254

Revenue from (total company):
Medicare	35.0%	39.6%
Managed care, private pay, and other	35.3	31.6
Quality mix	70.3	71.2
Medicaid	29.7	28.8
Total	100.0%	100.0%

Skilled Healthcare Group, Inc.
Facility Ownership
(Unaudited)

	As of March 31,
	2012	2011
Facilities:
Skilled nursing facilities operated:
Owned	52	57
Leased	22	21
Total skilled nursing facilities operated	74	78
Total licensed beds	9,183	9,564
Skilled nursing facilities leased to unaffiliated third party operator	5	—
Assisted living facilities
Owned	21	20
Leased	1	2
Total assisted living facilities	22	22
Total licensed beds	1,214	1,264
Total facilities	101	100
Percentage owned facilities	77.2%	77.0%

Skilled Healthcare Group, Inc.
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net income	$6,337	$11,844
Interest expense, net of interest income	9,420	9,771
Provision for income taxes	4,036	8,124
Depreciation and amortization expense	6,275	6,145
EBITDA	26,068	35,884
Loss on disposal of asset	—	290
Expenses related to the exploration of strategic alternatives	—	242
Exit costs related to Northern California divestiture	—	385
Adjusted EBITDA	26,068	36,801
Rent cost of revenue	4,556	4,570
Adjusted EBITDAR	$30,624	$41,371

Skilled Healthcare Group, Inc.
Reconciliation of Income Before Provision for Income Taxes to Adjusted Net Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Income before provision for income taxes	$10,373	$19,968
Loss on disposal of asset	—	290
Expenses related to the exploration of strategic alternatives	—	242
Exit costs related to Northern California divestiture	—	385
Adjusted income before provision for income taxes	10,373	20,885
Provision for income taxes	4,036	8,500
Add back tax credit valuation allowance related to Northern California divestiture	—	(388)
Adjusted net income	$6,337	$12,773

Weighted-average common shares outstanding, diluted	37,407	37,326
Adjusted net income per share, diluted	$0.17	$0.34
Effective tax rate	38.9%	40.7%

Skilled Healthcare Group, Inc.
Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDAR
Year Ending December 31, 2012
(In millions, except per share data)
(Unaudited)

	Outlook
	Low	High
Net income guidance	$29.3	$32.0
Interest expense, net of interest income	37.4	37.1
Provision for income taxes	18.7	20.5
Depreciation and amortization expense	26.8	26.3
EBITDA guidance	112.2	115.9
Rent cost of revenue	19.3	19.3
EBITDAR guidance	$131.5	$135.2

Diluted earnings per share	$0.78	$0.85

Weighted-average common shares outstanding, diluted	37.6	37.6

We believe that a report of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of U.S. GAAP, expenses, revenues and gains (losses) that are unrelated to the day-to-day performance of our business. We also use adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.

Management uses adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a facility-by-facility level. We typically use adjusted net income per share, Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to adjusted net income per share, EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing and assisted living facility, as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. These types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying businesses and facilities between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.

The use of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures has certain limitations. Our presentation of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR or other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA or Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the U.S. GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.
Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by U.S. GAAP, nor should these measures be relied upon to the exclusion of U.S. GAAP financial measures. Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. You are strongly encouraged to review our financial information in its entirety and not to rely on any single financial measure.

Investor Contact:
Skilled Healthcare Group, Inc.
Dev Ghose or Chris Felfe
(949) 282-5800